FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CINEDIGM CORP.

Gary Loffredo, Secretary of the herein named Corporation, hereby certifies that:

1. The present name of the corporation (hereinafter called the “Corporation”) is Cinedigm Corp. The original name of the Corporation was Access Colo, Inc.

2. The date of filing of the Fourth Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is November 14, 2003. The date of filing of the Third Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is November 21, 2001. The date of filing of the Second Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is October 19, 2001. The date of filing of the Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is August 14, 2001. The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware is March 31, 2000.

3. The provisions of the Fourth Amended and Restated Certificate of Incorporation of the Corporation are hereby amended, restated and integrated into the single instrument that is hereinafter set forth, and that is entitled the Fifth Amended and Restated Certificate of Incorporation of the Corporation without any further amendments other than the amendments herein certified (the “Fifth Amended and Restated Certificate of Incorporation”).

4. This Fifth Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

5. The Certificate of Incorporation, as amended and restated herein, shall, at the effective time of this Fifth Amended and Restated Certificate of Incorporation, read as follows:

FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

CINEDIGM CORP.

FIRST: Name: The name of the Corporation is: Cinedigm Corp.

SECOND: Address: The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware, County of New Castle 19808. The name of the agent at such address is Corporation Service Company.

THIRD: Purpose: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: Capitalization:

Section 4.1 Authorized Shares.

The total number of shares of capital stock that the Corporation shall have authority to issue is seventy-five million (75,000,000) shares as follows: (i) sixty million (60,000,000) shares of common stock, of which sixty million (60,000,000) shares shall be Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”); and (ii) fifteen million (15,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of which twenty (20) shares shall be “Series A Preferred Stock,” and 14,999,980 of which the Board of Directors shall have the authority by resolution or resolutions to fix all of the powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock permitted by the Delaware General Corporation Law and to divide the Preferred Stock into one or more class and/or classes and designate all of the powers, preferences and rights, and the qualifications, limitations and restrictions of each class permitted by the Delaware General Corporation Law.

Section 4.2 Class A Common Stock.

Except as otherwise provided by law or this Fifth Amended and Restated Certificate of Incorporation, as amended from time to time (this “Certificate of Incorporation”), the holders of the Class A Common Stock shall be entitled to one vote per share on all matters to be voted on by the stockholders of the Corporation.

Section 4.3 Series A Preferred Stock

Section 4.3.1. Dividend Rights. The holders of Series A Preferred Stock shall be entitled to receive dividends, but only out of funds that are legally available therefor, at the rate of 10% of the Series A Original Issue Price (as defined below) per annum on each outstanding share of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares). The original issue price of the Series A Preferred Stock shall be $500,000 per share (the “Series A Original Issue Price”). For any share of Series A Preferred Stock, such dividends shall begin to accrue commencing upon the first date such share is issued and becomes outstanding (the “Original Issue Date”) and shall be payable in cash or, at the Corporation’s option, by converting the cash amount of such dividends into Class A common stock, par value $0.001 per share (the “Class A Common Stock”), based on the value of the Class A Common Stock equal to (i) so long as the sum of the number of shares of Class A Common Stock issued by the Corporation that would be integrated with the other shares of Class A Common Stock issued under this Paragraph 1 under the rules of the NASDAQ Stock Market plus the number of shares of Class A Common Stock issued under this Paragraph 1 does not exceed 5,366,529 shares (as shall be adjusted for stock splits), the price determined by the daily volume weighted average price per share of the Class A Common Stock on its principal trading market as reported by Bloomberg Financial L.P. (the “VWAP”) for the five (5) day Trading Day (as defined below) period ending on the Trading Day (as defined below) immediately preceding the Dividend Payment Date (as defined below), of the Corporation, and (ii) thereafter, the greater of the Book Value Per Share (as defined below) or Market Value Per Share (as defined below) (the greater of those two amounts, the “Market Price”), as measured on the Original Issue Date for the initial issuance of shares of Series A Preferred Stock in connection with any shares of Series A Preferred Stock that would be integrated under the rules of the NASDAQ Stock Market. The dividends shall be payable in arrears (a) first, on the earlier of (x) September 30, 2010 or (y) the last day of the calendar quarter during which the Corporation ceases to be contractually prohibited from paying such dividends, and thereafter (b) quarterly on the last day of each calendar quarter beginning in the calendar quarter following such initial dividend payment date and continuing until such shares of Series A Preferred Stock are redeemed (each, a “Dividend Payment Date”), provided, that, if any such Dividend Payment Date is not a Business Day (as defined below), then any such dividend shall be payable on the next Business Day. Such dividends shall accrue day-by-day and shall be cumulative, whether or not declared by the Board of Directors and whether or not there shall be funds legally available for the payment of dividends. The term “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the New York, New York are authorized or required by law to be closed. Until it has paid all dividends on the Series A Preferred Stock as contemplated in this Certificate of Designations, the Corporation may not pay dividends on the Common Stock or any other stock of the Corporation hereafter created that is junior in terms of dividend rights, redemption or liquidation preference to the Series A Preferred Stock (together with the Common Stock, “Junior Stock”). The term “Trading Day” means any day on which the Class A Common Stock is traded on its principal market; provided that the “Trading Day” shall not include any day on which the principal market is open for trading for less than 4.5 hours. The terms “Book Value Per Share” and “Market Value Per Share” shall be determined in accordance with the rules of The NASDAQ Stock Market, as in effect on the date of this Certificate of Designations.

Section 4.3.2. Voting Rights. Except as otherwise provided herein or as required by law, the holders of Series A Preferred Stock will not have the right to vote on matters brought before the stockholders of the Corporation.

Section 4.3.3. Liquidation Rights. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any Junior Stock, subject to the rights of any series of Preferred Stock that may from time-to-time come into existence and which is expressly senior to the rights of the Series A Preferred Stock, the holders of Series A Preferred Stock shall be entitled to be paid in cash out of the assets of the Corporation an amount per share of Series A Preferred Stock equal to 100% of the Series A Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares), plus accrued but unpaid dividends (the “Liquidation Preference”), for each share of Series A Preferred Stock held by each such holder. If, upon any such liquidation, dissolution, or winding up, the assets of the Corporation shall be insufficient to make payment in full of the Liquidation Preference to all holders of Series A Preferred Stock, then such assets shall be distributed among the holders of Series A Preferred Stock at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Section 4.3.4. Conversion Rights. Except as otherwise provided herein or as required by law, the holders of Series A Preferred Stock will have no rights with respect to the conversion of the Series A Preferred Stock into shares of Class A Common Stock or any other security of the Corporation.

Section 4.3.5. Redemption. The Series A Preferred Stock may be redeemed by the Corporation at any time after the second anniversary of the Original Issue Date (the “Redemption Date”) upon thirty (30) days advance written notice (a “Notice of Redemption”) to the holder, for a price equal to One Hundred and Ten Percent (110%) of the Liquidation Preference (which Liquidation Preference shall include, for avoidance of doubt, all accrued but unpaid dividends payable to the holder of the Series A Preferred Stock for the period between the Notice of Redemption and the Redemption Date) (the “Callable Amount”), payable in cash or, at the Corporation’s option, so long as the closing price of the Class A Common Stock is $2.18 or higher (as shall be adjusted for stock splits) for at least (90) consecutive Trading Days ending on the Trading Day immediately prior to the Notice of Redemption, by converting such Callable Amount into Class A Common Stock at the Market Price, as measured on the Original Issue Date for the initial issuance of shares of Series A Preferred Stock in connection with any shares of Series A Preferred Stock that would be integrated under the rules of the NASDAQ Stock Market. The Corporation will indicate on a Notice of Redemption whether the Corporation will redeem the Series A Preferred Stock to be so redeemed in cash or, if so permitted under the immediately preceding sentence, in Class A Common Stock.

Section 4.3.6. Amendment. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided in this Certificate of Designations or in the Certificate of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least four-fifths of the outstanding shares of Series A Preferred Stock, voting as a separate class.

FIFTH: Voting: The holders of the Common Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation for each share held by such holders in accordance with Section 4 hereof.

SIXTH: The Corporation is to have perpetual existence.

SEVENTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation is expressly authorized to adopt, amend or repeal the bylaws of the Corporation.

EIGHTH: Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in any statute) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors of the Corporation or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in any manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH: The Corporation shall indemnify, to the fullest extent now or hereafter permitted by law, each director, officer or other authorized representative of the Corporation who was or is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an authorized representative of the Corporation, against all expenses (including attorneys’ fees and disbursements), judgments, fines (including excise taxes and penalties) and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or limitation of liability is expressly prohibited by the Delaware General Corporation Law as in effect at the time of the alleged breach of duty by such director.

Any repeal or modification of this Article by the stockholders of the Corporation shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article. The rights conferred by this Article shall not be exclusive of any other right which the Corporation may now or hereafter grant, or any person may have or hereafter acquire, under any statute, provision of this Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise. The rights conferred by this Article shall continue as to any person who shall have ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

For the purposes of this Article, the term “authorized representative” shall mean a director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any subsidiary of the Corporation, or a person who is or was serving another Corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

Executed on October 31, 2017

By: /s/ Gary Loffredo

Gary Loffredo Secretary

CERTIFICATE OF AMENDMENT
TO
FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CINEDIGM CORP.

The undersigned, being the Chairman and CEO of Cinedigm Corp., a Delaware corporation (the “Corporation”), pursuant to Section 242 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

1. Pursuant to a unanimous written consent of the Board of Directors of the Corporation (the “Board”), the Board adopted resolutions (the “Amending Resolutions”) to amend the Fifth Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Delaware Secretary of State on October 31, 2017 (the “Certificate of Incorporation”);

2. Pursuant to a written consent of the holder of the majority of the Corporation’s outstanding Class A Common Stock, par value $0.001 per share, in accordance with Sections 228 and 242 of the DGCL, the holders of the Corporation’s outstanding capital stock approved the Amending Resolutions; and

3. The Amending Resolutions were duly adopted in accordance with Section 242 of the DGCL.

NOW, THEREFORE, to effect the Amending Resolutions, Section 4.1 of the Certificate of Incorporation shall be deleted in its entirety and replaced as follows:

“Section 4.1 Authorized Shares.

The total number of shares of capital stock that the Corporation shall have authority to issue is one hundred sixty five million (165,000,000) shares as follows: (i) one hundred fifty million (150,000,000) shares of common stock, of which one hundred fifty million (150,000,000) shares shall be Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”); and (ii) fifteen million (15,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of which twenty (20) shares shall be “Series A Preferred Stock,” and 14,999,980 of which the Board of Directors shall have the authority by resolution or resolutions to fix all of the powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock permitted by the Delaware General Corporation Law and to divide the Preferred Stock into one or more class and/or classes and designate all of the powers, preferences and rights, and the qualifications, limitations and restrictions of each class permitted by the Delaware General Corporation Law.”

Except as specifically set forth herein, the Certificate of Incorporation shall not be amended, modified or otherwise altered by this Certificate of Amendment.

* * *

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of Cinedigm Corp. to be signed by Christopher J. McGurk, its Chairman & CEO, this 14th day of February, 2020, who acknowledges that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

By: /s/ Christopher J. McGurk

Name: Christopher J. McGurk

Title: Chairman & CEO

CERTIFICATE OF AMENDMENT

TO

FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

CINEDIGM CORP.

The undersigned, being the Chief Executive Officer of Cinedigm Corp., a Delaware corporation (the “Corporation”), pursuant to Section 242 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

1. Pursuant to action duly take by the Board of Directors of the Corporation (the “Board”), the Board adopted resolutions (the “Amending Resolutions”) to further amend the Corporation’s Fifth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), as filed with the Delaware Secretary of State on October 31, 2017;

2. Pursuant to a majority action by the Corporation’s Shareholders in accordance with Section 228 of the DGCL, the holders of the Corporation’s outstanding capital stock approved the Amending Resolutions; and

3. The Amending Resolutions were duly adopted in accordance with Section 242 of the DGCL.

NOW, THEREFORE, to effect the Amending Resolutions, Section 4.1 of the Certificate of Incorporation shall be deleted in its entirety and replaced as follows:

“Section 4.1 Authorized Shares.

The total number of shares of capital stock that the Corporation shall have authority to issue is two hundred fifteen million (215,000,000) shares as follows: (i) two hundred million (200,000,000) shares of common stock, of which two hundred million (200,000,000) shares shall be Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”); and (ii) fifteen million (15,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of which twenty (20) shares shall be “Series A Preferred Stock,” and 14,999,980 of which the Board of Directors shall have the authority by resolution or resolutions to fix all of the powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock permitted by the Delaware General Corporation Law and to divide the Preferred Stock into one or more class and/or classes and designate all of the powers, preferences and rights, and the qualifications, limitations and restrictions of each class permitted by the Delaware General Corporation Law.”

Except as specifically set forth herein, the Certificate of Incorporation shall not be amended, modified or otherwise altered by this Certificate of Amendment.

* * *

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of Cinedigm Corp. to be signed by Christopher J. McGurk, its Chief Executive Officer, this 23rd day of October, 2020, who acknowledges that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

By: /s/ Christopher J. McGurk

Name: Christopher J. McGurk

Title: Chief Executive Officer

CERTIFICATE OF AMENDMENT
TO
FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
CINEDIGM CORP.

The undersigned, being the Chief Operating Officer of Cinedigm Corp., a Delaware corporation (the “Corporation”), pursuant to Section 242 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

1. Pursuant to action duly take by the Board of Directors of the Corporation (the “Board”), the Board adopted resolutions (the “Amending Resolutions”) to further amend the Corporation’s Fifth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), as filed with the Delaware Secretary of State on October 31, 2017;

2. Pursuant to a majority action by the Corporation’s Shareholders in accordance with Section 228 of the DGCL, the holders of the Corporation’s outstanding capital stock approved the Amending Resolutions; and

3. The Amending Resolutions were duly adopted in accordance with Section 242 of the DGCL.

NOW, THEREFORE, to effect the Amending Resolutions, Section 4.1 of the Certificate of Incorporation shall be deleted in its entirety and replaced as follows:

“Section 4.1 Authorized Shares.

The total number of shares of capital stock that the Corporation shall have authority to issue is two hundred ninety million (290,000,000) shares as follows: (i) two hundred seventy-five million (275,000,000) shares of common stock, of which two hundred seventy-five million (275,000,000) shares shall be Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”); and (ii) fifteen million (15,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of which twenty (20) shares shall be “Series A Preferred Stock,” and fourteen million nine hundred ninety-nine thousand nine hundred eighty (14,999,980) of which the Board of Directors shall have the authority by resolution or resolutions to fix all of the powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock permitted by the Delaware General Corporation Law and to divide the Preferred Stock into one or more class and/or classes and designate all of the powers, preferences and rights, and the qualifications, limitations and restrictions of each class permitted by the Delaware General Corporation Law.”

Except as specifically set forth herein, the Certificate of Incorporation shall not be amended, modified or otherwise altered by this Certificate of Amendment.

* * *

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of Cinedigm Corp. to be signed by Gary S. Loffredo, its Chief Operating Officer, this 11th day of October, 2021, who acknowledges that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

By: /s/ Gary Loffredo

Name: Gary S. Loffredo

Title: President, Chief Operating Officer,

General Counsel and Secretary

CINEDIGM CORP.

CERTIFICATE OF DESIGNATION
OF
PREFERENCES, RIGHTS AND LIMITATIONS OF
SERIES B PREFERRED STOCK

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

THE UNDERSIGNED DOES HEREBY CERTIFY, on behalf of Cinedigm Corp., a Delaware corporation (the “Corporation”), that the following resolution was duly adopted by the board of directors of the Corporation (the “Board of Directors”), in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), on April 1, 2023, which resolution provides for the creation of a series of the Corporation’s Preferred Stock, par value $0.001 per share, which is designated as “Series B Preferred Stock,” with the rights, preferences, privileges and restrictions set forth therein.

WHEREAS, the Fifth Amended and Restated Certificate of Incorporation of the Corporation (as amended, the “Certificate of Incorporation”) provides for a class of capital stock of the Corporation known as Preferred Stock, consisting of 15,000,000 shares, par value $0.001 per share (the “Preferred Stock”), issuable from time to time in one or more series, and further provides that the Board of Directors is expressly authorized to fix all of the powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock permitted by the DGCL and to divide the Preferred Stock into one or more class and/or classes and designate all of the powers, preferences and rights, and the qualifications, limitations and restrictions of each class permitted by the DGCL.

RESOLVED, that, pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation, (i) a series of Preferred Stock designated Series B Preferred Stock be, and hereby is, designated and created, and (ii) the powers, preferences and rights, and the qualifications, limitations and restrictions thereof of the Series B Preferred Stock are as follows:

TERMS OF SERIES B PREFERRED STOCK

1. Designation and Number. The series of Preferred Stock created hereby shall be designated as the Series B Preferred Stock (the “Series B Preferred Stock”), and the number of shares so designated shall be one. The share of Series B Preferred Stock shall be uncertificated and represented in book-entry form.

2. Dividends. The share of Series B Preferred Stock shall be entitled to receive dividends on a pari passu basis with the outstanding shares of Class A Common Stock, par value $0.001 per share (the “Common Stock”), of the Corporation.

3. Voting Rights. Except as otherwise provided by the Certificate of Incorporation or as required by law, the holder of the share of Series B Preferred Stock shall have the following voting rights:

3.1. Subject to Sections 3.2 and 3.3, the outstanding share of Series B Preferred Stock shall have 1,800,000,000 votes on the Reverse Stock Split Proposal (as defined below) but shall have no voting rights with respect to any other matter. Subject to Sections 3.2 and 3.3, the outstanding share of Series B Preferred Stock shall vote together with the outstanding shares of Common Stock as a single class exclusively with respect to a Reverse Stock Split Proposal until such time as, following the filing of this Certificate of Designation, a Reverse Stock Split Proposal is approved by the stockholders of the Corporation, and shall not be entitled to vote on any other matter except to the extent required under the DGCL. As used herein, the term “Reverse Stock Split Proposal” means any proposal approved by the Board of Directors and submitted to the stockholders of the Corporation to adopt an amendment, or a series of alternate amendments, to the Certificate of Incorporation to combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock at a ratio specified in or determined in accordance with the terms of such amendment or series of alternate amendments.

3.2. The share of Series B Preferred Stock shall have no voting rights except with respect to a Reverse Stock Split Proposal in which its votes are cast for and against the Reverse Stock Split Proposal in the same proportions as the shares of Common Stock voting on such Reverse Stock Split Proposal vote for and against such Reverse Stock Split Proposal (not treating any shares of Common Stock that are not voted on such Reverse Stock Split Proposal, whether due to abstentions, broker non-votes are otherwise, as votes against such Revere Stock Split Proposal).

3.3. The share of Series B Preferred Stock shall have no voting rights with respect to a Reverse Stock Split Proposal unless the holders of one third (1/3) of the total number of issued and outstanding shares of Common Stock are present, in person (including by remote communication, if applicable) or represented by proxy, at the meeting of the stockholders of the Corporation at which the Reverse Stock Split Proposal is submitted for stockholder approval (or any adjournment thereof).

4. Rank; Liquidation and Other. Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Corporation, whether voluntarily or involuntarily, pursuant to which assets of the Corporation or consideration received by the Corporation are to be distributed to the stockholders, the holder of Series B Preferred Stock shall be entitled to receive, before any payment is made to the holders of Common Stock by reason of their ownership thereof, an amount of $10,000.

5. Transfer. The Series B Preferred Stock may not be Transferred at any time prior to stockholder approval of a Reverse Stock Split Proposal without the prior written consent of the Board of Directors. “Transferred” means, directly or indirectly, whether by merger, consolidation, share exchange, division, or otherwise, the sale, transfer, gift, pledge, encumbrance, assignment or other disposition of the share of Series B Preferred Stock (or any right, title or interest thereto or therein) or any agreement, arrangement or understanding (whether or not in writing) to take any of the foregoing actions.

6. Redemption.

6.1. The outstanding share of Series B Preferred Stock shall be redeemed in whole, but not in part, out of funds lawfully available therefor, (i) at any time if such redemption is ordered by the Board of Directors in its sole discretion, automatically and effective on such time and date specified by the Board of Directors in its sole discretion, or (ii) automatically immediately following the approval by the stockholders of the Corporation of a Reverse Stock Split Proposal (any such redemption pursuant to this Section 6.1, the “Redemption”). As used herein, the “Redemption Time” shall mean the effective time of the Redemption.

6.2. The share of Series B Preferred Stock redeemed in the Redemption pursuant to this Section 6 shall be redeemed in consideration for the right to receive an amount equal to $10,000 in cash (the “Redemption Price”) for the share of Series B Preferred Stock that is owned of record as of immediately prior to the applicable Redemption Time and redeemed pursuant to the Redemption, payable upon the applicable Redemption Time.

6.3. From and after the time at which the share of Series B Preferred Stock is called for Redemption (whether automatically or otherwise) in accordance with Section 6.1, such share of Series B Preferred Stock shall cease to be outstanding, and the only right of the former holder of such share of Series B Preferred Stock, as such, will be to receive the applicable Redemption Price. The share of Series B Preferred Stock Redeemed by the Corporation pursuant to this Certificate of Designation shall be automatically retired and restored to the status of an authorized but unissued share of Preferred Stock, upon such Redemption. Notice of a meeting of the Corporation’s stockholders for the submission to such stockholders of any proposal to approve a Reverse Stock Split Proposal shall constitute notice of the Redemption of the share of Series B Preferred Stock at the Redemption Time pursuant to Section 6.1(ii) hereof. In connection with the filing of this Certificate of Designation, the Corporation has set apart funds for payment for the Redemption of the share of Series B Preferred Stock and shall continue to keep such funds apart for such payment through the payment of the purchase price for the Redemption of such share.

7. Severability. Whenever possible, each provision hereof shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision hereof is held to be prohibited by or invalid under applicable law, then such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions hereof

[Signature Page Follows

IN WITNESS WHEREOF, Cinedigm Corp. has caused this Certificate of Designation of Preferences, Rights and Limitations of Series B Preferred Stock to be duly executed by the undersigned duly authorized officer as of this 3rd day of April, 2023.

CINEDIGM CORP.

By: /s/ Gary Loffredo

Name: Gary S. Loffredo

Title: President, Chief Operating Officer,

General Counsel and Secretary

CERTIFICATE OF AMENDMENT

TO

FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

CINEDIGM CORP.

Pursuant to § 242 of the General Corporation Law of the State of Delaware

The undersigned, being the Chief Legal Officer, Secretary and Senior Advisor of Cinedigm Corp., a Delaware corporation (the “Corporation”), pursuant to Section 242 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

1. Pursuant to a unanimous written consent of the Board of Directors of the Corporation (the “Board”) dated May 14, 2023, the Board adopted resolutions (the “Amending Resolutions”) to further amend the Corporation’s Fifth Amended and Restated Certificate of Incorporation of the Corporation, as filed with the Delaware Secretary of State on October 31, 2017 (together with any subsequent amendments and certificates of designations, the “Certificate of Incorporation”); and

2. Approval of the Corporation’s stockholders is not required in accordance with Section 242(b)(1) of the DGCL.

NOW, THEREFORE, to effect the Amending Resolutions:

1. All references to “Cinedigm Corp.” in the Certificate of Incorporation shall be deleted and the phrase “Cineverse Corp.” shall be inserted in their place.

2. Article First of the Certificate of Incorporation shall be deleted in its entirety and replaced as follows:

“FIRST: Name: The name of the Corporation is:

“Cineverse Corp.”

3. This Certificate of Amendment shall become effective at 12:01 a.m. Eastern Time on May 22, 2023.

* * * * *

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of Cinedigm Corp. to be signed by Gary S. Loffredo, Chief Legal Officer,

Secretary and Senior Advisor, this 19th day of May, 2023, who acknowledges that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

CINEDIGM CORP.

By: /s/ Gary Loffredo

Name: Gary S. Loffredo

Title: Chief Legal Officer, Secretary and Senior Advisor

CERTIFICATE OF AMENDMENT

TO

FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION

OF

CINEVERSE CORP.

The undersigned, being the Chief Legal Officer of Cineverse Corp., a Delaware corporation (the “Corporation”), pursuant to Section 242 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), does hereby certify as follows:

1. Pursuant to action at a duly held meeting of the Board of Directors of the Corporation (the “Board”), the Board adopted resolutions (the “Amending Resolutions”) to further amend the Corporation’s Fifth Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”), as filed with the Delaware Secretary of State on November 14, 2003;

2. Pursuant to a majority vote of the Corporation’s Shareholders in accordance with Section 242 of the DGCL, the holders of the Corporation’s outstanding capital stock voted in favor of the Amending Resolutions; and

3. The Amending Resolutions were duly adopted in accordance with Section 242 of the DGCL.

NOW, THEREFORE, to effect the Amending Resolutions:

Section 4.1 of the Certificate of Incorporation shall be deleted in its entirety and replaced as follows:

“Section 4.1 Authorized Shares.

The total number of shares of capital stock that the Corporation shall have authority to issue is two hundred ninety million (290,000,000) shares as follows: (i) two hundred seventy-five million (275,000,000) shares of common stock, of which two hundred seventy-five million (275,000,000) shares shall be Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”); and (ii) fifteen million (15,000,000) shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), of which twenty (20) shares shall be “Series A Preferred Stock,” one (1) share shall be “Series B Preferred Stock,” and fourteen million nine hundred ninety-nine thousand nine hundred seventy-nine (14,999,979) of which the Board of Directors shall have the authority by resolution or resolutions to fix all of the powers, preferences and rights, and the qualifications, limitations and restrictions of the Preferred Stock permitted by the Delaware General Corporation Law and to divide the Preferred Stock into one or more class and/or classes and designate all of the powers, preferences and rights, and the qualifications, limitations and restrictions of each class permitted by the Delaware General Corporation Law.

Upon this Certificate of Amendment becoming effective pursuant to the DGCL (the “Effective Time”), each 20 shares of Class A Common issued and outstanding or held by the Corporation in treasury immediately prior to the Effective Time (collectively, the “Old Common Stock”) shall automatically without further action on the part of the Company or any holder of Old Common Stock, be reclassified, combined and changed into one fully paid and nonassessable share of new Class A Common Stock (collectively, the “New Common Stock”). From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified pursuant to this Certificate of Amendment; provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified pursuant to this Certificate of Amendment, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled as set forth below. There shall be no fractional shares issued with respect to the New Common Stock. In lieu thereof, the aggregate of all fractional shares otherwise issuable to the holders of record of Old Common Stock shall be issued to American Stock Transfer & Trust Company, or such other entity serving as the transfer agent of the Corporation (the “Transfer Agent”), as agent, for the accounts of all holders of record of Old Common Stock otherwise entitled to have a fraction of a share issued to them. The sale of all fractional interests will be effected by the Transfer Agent as soon as practicable after the Effective Time on the basis of prevailing market prices of the applicable New Common Stock at the time of sale. After such sale and upon the surrender of the stockholders’ stock certificates, the Transfer Agent will pay to such holders of record their pro rata share of the net proceeds derived from the sale of the fractional interests.”

2. This Certificate of Amendment shall become effective at 12:01 a.m. Eastern Time on June 9, 2023.

Except as specifically set forth herein, the Certificate of Incorporation shall not be amended, modified or otherwise altered by this Certificate of Amendment.

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[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Incorporation of Cineverse Corp. to be signed by Gary S. Loffredo, its Chief Legal Officer, this 7th day of June, 2023, who acknowledges that the foregoing is the act and deed of the Corporation and that the facts stated herein are true.

CINEDIGM CORP.

By: /s/ Gary Loffredo

Name: Gary S. Loffredo

Title: Chief Legal Officer